AMENDED AND RESTATED

                 INVESTMENT ADVISORY AGREEMENT


     THIS AGREEMENT, made as of October 18, 1993 by and between TAX-FREE TRUST OF ARIZONA (the "Trust"), a Massachusetts business trust, 380 Madison Avenue, Suite 2300, New York, NY 10017 and BANK ONE, ARIZONA, NA (the "Adviser"), Valley Bank Center, 241 North Central Avenue, Phoenix, Arizona 85001


                      W I T N E S S E T H :


     WHEREAS, the Trust and the Adviser have previously entered into an investment advisory agreement; and

     WHEREAS, the Trust and the Adviser now wish to amend and restate their agreement as herein set forth, referred to hereafter as "this Agreement";

     NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


1. In General

     The Adviser agrees, all as more fully set forth herein, to act as managerial investment adviser to the Trust with respect to the investment of the Trust's assets, and to supervise and arrange the purchase of securities for and the sale of securities held in the portfolio of the Trust.

2. Duties and Obligations of the Adviser With Respect To
Investment of the Assets of the Trust

          (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Trust, the Adviser shall:

          (i) Supervise continuously the investment program of the Trust and the composition of its portfolio;

          (ii) Determine what securities shall be purchased or sold by the Trust;

          (iii) Arrange for the purchase and the sale of securities held in the portfolio of the Trust; and

          (iv) Either keep the accounting records of the Trust, including the computation of net asset value per share and the dividends or, at its expense and responsibility, delegate such duties in whole or in part to a company satisfactory to the Trust.

          (b) Any investment program furnished by the Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the Investment Company Act of l940 (the "Act") and any rules or regulations in force thereunder; (2) any other applicable laws, rules and regulations; (3) the Declaration of Trust and By-Laws of the Trust as amended from time to time; (4) any policies and determinations of the Board of Trustees of the Trust; and (5) the fundamental policies of the Trust, as reflected in its registration statement under the Act or as amended by the shareholders of the Trust.

          (c) The Adviser shall give the Trust the benefit of its best judgment and effort in rendering services hereunder, but the Adviser shall not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon (i) its own investigation and research or (ii) investigation and research made by any other individual, firm or corporation, if such purchase, sale or retention shall have been made and such other individual, firm or corporation shall have been selected in good faith by the Adviser. Nothing herein contained shall, however, be construed to protect the Adviser against any liability to the Trust or its security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

          (d) Nothing in this Agreement shall prevent the Adviser or any affiliated person (as defined in the Act) of the Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way limit or restrict the Adviser or any such affiliated person from buying, selling or trading any securities for its own or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement. It is agreed that the Adviser shall have no responsibility or liability for the accuracy or completeness of the Trust's Registration Statement under the Act and the Securities Act of 1933, except for information supplied by the Adviser for inclusion therein. The Adviser shall promptly inform the Trust as to any information concerning the Adviser appropriate for inclusion in such Registration Statement, or as to any transaction or proposed transaction which might result in an assignment of the Agreement. The Trust agrees to indemnify the Adviser to the full extent permitted by the Trust's Declaration of Trust.

          (e) In connection with its duties to arrange for the purchase and sale of the Trust's portfolio securities, the Adviser shall select such broker-dealers ("dealers") as shall, in the Adviser's judgment, implement the policy of the Trust to achieve "best execution," i.e., prompt, efficient, and reliable execution of orders at the most favorable net price. The Adviser shall cause the Trust to deal directly with the selling or purchasing principal or market maker without incurring brokerage commissions unless the Adviser determines that better price or execution may be obtained by paying such commissions; the Trust expects that most transactions will be principal transactions at net prices and that the Trust will incur little or no brokerage costs. The Trust understands that purchases from underwriters include a commission or concession paid by the issuer to the underwriter and that principal transactions placed through dealers include a spread between the bid and asked prices. In allocating transactions to dealers, the Adviser is authorized to consider, in determining whether a particular dealer will provide best execution, the dealer's reliability, integrity, financial condition and risk in positioning the securities involved, as well as the difficulty of the transaction in question, and thus need not pay the lowest spread or commission available if the Adviser determines in good faith that the amount of commission is reasonable in relation to the value of the brokerage and research services provided by the dealer, viewed either in terms of the particular transaction or the Adviser's overall responsibilities as to the accounts as to which it exercises investment discretion. If, on the foregoing basis, the transaction in question could be allocated to two or more dealers, the Adviser is authorized, in making such allocation, to consider (i) whether a dealer has provided research services, as further discussed below; and (ii) whether a dealer has sold shares of the Trust or any other investment company or companies having the Adviser as its investment adviser or having the same sub-adviser, administrator or principal underwriter as the Trust. Such research may be in written form or through direct contact with individuals and may include quotations on portfolio securities and information on particular issuers and industries, as well as on market, economic, or institutional activities. The Trust recognizes that no dollar value can be placed on such research services or on execution services, that such research services may or may not be useful to the Trust and/or other accounts of the Adviser, and that research received by such other accounts may or may not be useful to the Trust.


3.  Allocation of Expenses

     The Adviser agrees that it will furnish the Trust, at the Adviser's expense, all office space, facilities, equipment and clerical personnel necessary for carrying out its duties under this Agreement. The Adviser agrees that it will supply, or cause to be supplied, to any sub-adviser, administrator or principal underwriter of the Trust all necessary financial information in connection with such sub-adviser's, administrator's or principal underwriter's duties under any agreement between such sub-adviser, administrator or principal underwriter and the Trust. The Adviser will also pay all compensation of the Trust's officers, employees, and Trustees, if any, who are affiliated persons of the Adviser. The Trust agrees to bear the costs of preparing and setting in type its prospectuses, statements of additional information and reports to its shareholders, and the costs of printing or otherwise producing and distributing those copies of such prospectuses, statements of additional information and reports as are sent to its shareholders. All costs and expenses not expressly assumed by the Adviser under this Agreement or by such sub-adviser, administrator or principal underwriter shall be paid by the Trust, including, but not limited to (i) interest and taxes; (ii) brokerage commissions;
(iii) insurance premiums; (iv) compensation and expenses of its Trustees other than those affiliated with the Adviser or such sub-adviser, administrator or principal underwriter; (v) legal and audit expenses; (vi) custodian and transfer agent, or shareholder servicing agent, fees and expenses; (vii) expenses incident to the issuance of its shares (including issuance on the payment of, or reinvestment of, dividends); (viii) fees and expenses incident to the registration under Federal or State securities laws of the Trust or its shares; (ix) expenses of preparing, printing and mailing reports and notices and proxy material to shareholders of the Trust; (x) all other expenses incidental to holding meetings of the Trust's shareholders; and
(xi) such non-recurring expenses as may arise, including litigation affecting the Trust and the legal obligations for which the Trust may have to indemnify its officers and Trustees.

4. Compensation of the Adviser

          (a) The Trust agrees to pay the Adviser, and the Adviser agrees to accept as full compensation for all services rendered by the Adviser as such, an annual management fee payable monthly and computed on the net asset value of the Trust as of the close of business each business day at the annual rate of .25 of 1% of such net asset value, provided, however, that for any day that the Trust pays or accrues a fee under the Distribution Plan of the Trust based upon the assets of the Trust, the annual management fee shall be payable at the annual rate of .20 of 1% of such net asset value.

          (b) The Adviser agrees that the fee under (a) above shall be reduced, but not below zero, by an amount equal to one-half of the amount, if any, by which the total expenses of the Trust in any fiscal year, exclusive of taxes, interest, and brokerage fees, shall exceed the lesser of (i) 2.5% of the first $30 million of average annual net assets of the Trust plus 2% of the next $70 million of such assets and 1.5% of such assets in excess of $100 million, or (ii) 25% of the Trust's total annual investment income. The payment of the fee under (a) above at the end of any month will be reduced or postponed so that at no time will there be any accrued but unpaid liability under this expense limitation, subject to readjustment during the year.

5. Duration and Termination

          (a) This Amended and Restated Investment Advisory Agreement shall become effective upon approval by the shareholders of the Trust and shall, unless terminated as hereinafter provided, continue in effect until the April 30 next preceding the second anniversary of the effective date of this Agreement, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (1) by a vote of the Trust's Board of Trustees, including a vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, with votes cast in person at a meeting called for the purpose of voting on such approval, or (2) by a vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Trust and by such a vote of the Trustees.

          (b) This Agreement may be terminated by the Adviser at any time without penalty upon giving the Trust sixty days' written notice (which notice may be waived by the Trust) and may be terminated by the Trust at any time without penalty upon giving the Adviser sixty days' written notice (which notice may be waived by the Adviser), provided that such termination by the Trust shall be directed or approved by a vote of a majority of its Trustees in office at the time or by a vote of the holders of a majority (as defined in the Act) of the voting securities of the Trust outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its assignment (as defined in the Act).

 6.  Disclaimer of Shareholder Liability

          The Adviser understands that the obligations of this Agreement are not binding upon any shareholder of the Trust personally, but bind only the Trust's property; the Adviser represents that it has notice of the provisions of the Trust's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Trust.

7. Notices of Meetings

          The Trust agrees that notice of each meeting of the Board of Trustees of the Trust will be sent to the Adviser and that the Trust will make appropriate arrangements for the attendance (as persons present by invitation) of such person or persons as the Adviser may designate.

8. No Waiver

          No delay by the Adviser or the Trust in exercising, or in taking any action to enforce, any right under this Agreement will operate as a waiver of any such right or in any manner affect the respective rights and obligations of the Adviser or the Trust under this Agreement.

9. Separability

          If at any time any provision of this Agreement is or becomes illegal, invalid, or unenforceable in any respect, the legality, validity, and enforceability of the remaining provisions will remain in full force and effect.

10. Indemnification

          The indemnification obligations of the Trust under
Section 2(d) hereof will survive termination of this Agreement and will remain in full force and effect thereafter without termination.

          IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.


ATTEST:                    Tax-Free Trust of Arizona


/s/Kenneth L. MacRitchie      /s/Lacy B. Herrmann
________________________   By:___________________________________
Kenneth L. MacRitchie         Lacy B. Herrmann
Assistant Secretary           President & Chairman




ATTEST:                    Bank One, Arizona, NA

                              /s/Robert T. Johnson
________________________   By:___________________________________